Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

THIS AGREEMENT is made on [ 6 Nov ] 2017

BETWEEN:

1.	[***], of [***] (“ [***]”); and

2.	YeeTah Insurance Consultant Limited, a company incorporated in Hong Kong (registered number: 64676899-000) whose registered office is at Room 1901, Wing Kwok Centre, 182 Woosung Street, Jordan, Kowloon, Hong Kong (the ‘Intermediary”).

WHEREAS:

A.	[***] is an insurer authorized by the Insurance Authority under the IO to carry on Long Term Business in or from Hong Kong.

B.	The Intermediary carries on business as an independent financial adviser and is an Authorized Insurance Broker.

C.	This Agreement sets out the terms on which [***] will pay Commission to the Intermediary for Referral Business.

1.	Definitions

1.1	In this Agreement the following words and expressions shall have the following meanings:

“Anti-Money Laundering Regulations”	(i) the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap. 405), (ii) the Organized and Serious Crimes Ordinance (Cap. 455), (iii) the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Cap. 615), (iv) United Nations (Anti-Terrorism Measures) Ordinance (Cap. 575), (v) the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the Office of the Commissioner of Insurance in Hong Kong as may be amended from time to time, (vi) the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the Securities and Futures Commission in Hong Kong as may be amended from time to time, and (vii) any other applicable ordinances, regulations and guidelines/guidance notes issued by the regulators or authorities relating to anti-money laundering and counter-terrorist financing;

“Applicable Laws and Regulations”	all laws and regulations, whether of Hong Kong or elsewhere, applicable to the business of the intermediary including advising Clients in respect of Products, arranging Products and the Referral Business including the IO, the Securities and Futures Ordinance (Cap. 571), the Prevention of Bribery Ordinance (Cap. 201), the Privacy Ordinance and the Anti-Money Laundering Regulations;

“Authorized Insurance Broker”	an ‘authorized insurance broker’ as defined in the IO;

“Business Day”	a day other than a Saturday or Sunday when banks in Hong Kong are open for normal banking business;

“Clawback”	Commission paid to the Intermediary but repayable to [***] under this Agreement;

“Client”	the person for whom the Intermediary conducts Referral Business;

“Commission”	the commission payable by [***] to the Intermediary under Clause 7, the Commission Schedule, the Commission and Bonus Schedule and any other Schedule in relation to Commission and/or Bonus (if any) (collectively “Commission Schedule”);

“Commission Statement”	the statement issued by [***] to the Intermediary from time to time showing the details of the Commission and Clawback, if any;

“Group”	the Party in question and its holding companies and any subsidiaries of such holding companies at the date of this Agreement or as the same may vary from time to time;

“Hong Kong dollars” or “HK$”	the lawful currency of Hong Kong;

“IO”	the Insurance Ordinance (Cap. 41);

“Long Term Business”	‘long term business’ as defined in the IO;

“Losses”	actions, proceedings, losses, damages, liabilities, claims, costs and expenses including fines, penalties and legal and other professional fees;

“Marketing Materials”	advertisements, brochures and other marketing or promotional materials relating to the Products or [***] or both provided to the Intermediary by or on behalf of [***];

“Parties”	[***] and the Intermediary and “Party” means either of them;

“Policyholder”	a Client who becomes the holder of a Product as a result of Referral Business;

“Premiums”	the premiums payable by a Client for a Product;

“Privacy Ordinance”	the Personal Data (Privacy) Ordinance (Cap. 486);

“Product”	a type of insurance policy offered for sale by [***] via the Intermediary as part of [***]’s Long Term Business;

“Product Information”	information, illustration, forecast, document or summary including Marketing Materials and Product terms and conditions and schedules and premium rates provided to the Intermediary by [***] in connection with the Products;

“Qualifying Policy”	by [***] the Premiums for which are paid to [***] (but which will cease to be a Qualifying Policy if Commission is no longer payable in respect of that insurance policy);

“Referral Business”	the introduction by the Intermediary of Clients to [***] for the purpose of proposal or application for, or effecting or acquiring, a Product;

“Representatives”	representatives, employees, officers, directors and agents of the Intermediary including, without limitation, any company within the Group of the Intermediary who might be involved in the business carried out by the Intermediary or in the provision of services connected with that business including the Referral Business; and the term of this Agreement.

“Term”	an insurance policy issued by [***] in respect of Referral Business accepted

2.	Term

2.1	This Agreement shall commence on 6 November 2017 and continue until terminated by [***] or the Intermediary in accordance with the provisions of Clause 11.

3.	Authority

3.1	The Intermediary acts as the agent of the Client and not [***].

3.2	The Intermediary has no authority to bind or commit [***] to the provision of investment cover or to settle or pay any claim or to bind or commit [***] or incur liabilities on its behalf in any other way and shall not make any statement or do any act or thing which claims or implies it is able to do so. It shall not hold itself out or describe itself or any of its Representatives as the employee, agent or representative of [***] or allow anything to be done to imply that it or any of its Representatives is an employee, agent or representative of [***]. The Intermediary will not pledge the credit of [***] or endorse any cheque payable to [***].

3.3	The Intermediary acknowledges that [***]’s name and logo and Product names and other Marketing Materials belong to [***] and are protected by intellectual property rights including copyright and trademark protection. The Intermediary will not use [***]’s name or logo or Product names or logos on its letterhead, business cards or advertisements or otherwise save on Product Information or other material approved in writing in advance by [***].

3.4	The Intermediary has no authority to hold Client monies for [***]. If the Intermediary receives Client monies payable to [***], including Premiums, the Intermediary will immediately forward these to [***] in full without deduction or set off and exclusive of bank or other transfer charges which will be payable by the Intermediary and until receipt by [***] the Intermediary holds these Client monies for the Client.

3.5	No warranty is given by [***] as to the performance or profitability of any Product or its suitability for any Client.

4.	Referral Business

4.1	During the Term the Intermediary will:

(i)	conduct its business, including the Referral Business, with utmost good faith and integrity and with all due care and diligence maintaining a high standard of service for Clients;

(ii)	maintain all necessary licenses, consents and approvals required for the conduct of its business, including the Referral Business, in any country in which it operates;

(iii)	ensure that its Representatives are suitably trained and qualified in accordance with all Applicable Laws and Regulations and are familiar with and able to fully and properly explain the Products to Clients;

(iv)	without prejudice to its other obligations hereunder, ensure that neither it nor any of its Representatives carries on any regulated activity (as set out in Part 1 of Schedule 5 to the Securities and Futures Ordinance (Cap. 571) of Hong Kong including, without limitation, advising on securities) in connection with its business, including the Referral Business, unless the person carrying on that regulated activity has all necessary licences and registrations (including, without limitation, in the case of advising on securities a Type 4 (advising on securities) licence from the Securities and Futures Commission in Hong Kong);

(v)	conduct the Referral Business in all respects in accordance with [***]’s business procedures as the same are in force from time to time and are notified to the Intermediary, including proof of where business is conducted; and

(vi)	ensure that its Representatives comply with all the terms and conditions of this Agreement in respect of the Referral Business as if they were the Intermediary under this Agreement.

4.2	The Intermediary warrants, undertakes and represents to [***] that in carrying out the Referral Business the Intermediary will not, and will ensure that its Representative will not be breach of any term (express or implied) of any contract or other legal obligation binding on it or any Applicable Laws and Regulations.

4.3	Subject to Clause 4.4, the Intermediary will immediately pass on all Product Information to the Client.

4.4	The Intermediary will only use Marketing Materials that have been approved or authorized for distribution to the public in accordance with Applicable Laws and Regulations and which comply with the relevant disclosure requirements in the respective country or jurisdiction in which the Intermediary carries on Referral Business.

4.5	The Intermediary will not alter any Product Information or make any false or misleading statement regarding the Product Information or waive any requirement of, or modify or alter, any Product Information.

4.6	The Intermediary will not issue any:

(i)	advertisement, statement, leaflet or other marketing materials concerning [***] or its business including the Products; or

(ii)	illustration, application form, policy, endorsement, note, receipt or other document on [***]’s behalf other than the Product Information or as otherwise approved in writing by [***].

4.7	[***] reserves the right to reject any Referral Business without giving a reason.

4.8	Premiums shall be paid:

(i)	by Client cheque in favour of “[***]”; or

(ii)	by direct bank transfer from the Client’s bank account to [***]’s bank account (all bank charges being paid by the Client); or

(Hi)	by the Client’s credit or debit card to [***]’s bank account (all bank charges being paid by the Client) or by duly signed authorization permitting the relevant issuer of such credit card or debit card to transfer the relevant amounts to the [***] bank account (all bank charges being paid by the Client).

4.9	The Intermediary will not pay Premiums for a Client even with the knowledge or consent of the Client.

4.10	[***] is entitled to communicate directly with Clients who are or may become Policyholders.

4.11	The Intermediary will promptly notify [***] in writing of:

(i)	any complaint made to the Intermediary or a Representative about [***] or a Product or the Referral Business;

(ii)	any allegation of a third party, including a Client, that the Intermediary or a Representative has breached any Applicable Laws and Regulations,

together with full details of such complaint or allegation including copies of all relevant documents and will cooperate fully with [***] in any proceedings, suit or action arising out of or in connection with any such complaint or allegation.

4.12	The Intermediary will not unless it is in the Client’s best interests, induce or persuade or attempt to induce or persuade any Client to forfeit, surrender or cancel any insurance policy or part thereof or allow any insurance policy or part thereof to lapse whether for the purpose of replacing the same with another insurance policy or otherwise.

4.13	The Intermediary will produce to [***] on demand and allow [***] to take copies of such of its books, records and accounts relating to the Referral Business as [***] may reasonably require.

4.14	The Intermediary may at its own risk deliver to [***] by way of facsimile or electronic mail (a) authorization forms that have been signed by the Client pursuant to Clause 4.8(iii) above; (b) requests from Clients regarding fund switching or other redirection services approved by [***]; and (c) any other instruction or request which [***] deems acceptable to be delivered by way of facsimile or electronic mail from time to time (collectively referred hereinafter as “Documents”). The Intermediary acknowledges that facsimile or electronic mail is not a secure mean of communication, and that it is aware of the risks involved, and that the Documents are only delivered by this method solely for the Intermediary’s convenience.

4.15	The Intermediary undertakes to secure the signature of the Client or relevant account holder on each and every Document (as applicable) delivered to [***] and to verify the instructions of the Client contained in such Documents and confirm with the Client before delivering it to [***] pursuant to Clause 4.14. The Intermediary acknowledges that [***] shall be under no duty to enquire into the Documents to be delivered pursuant to Clause 4.14 and are entitled to treat such Documents provided by the Intermediary to be genuine and properly executed and to act on such Documents and shall not be liable in any manner whatsoever for acting on such Documents.

4.16	The Intermediary undertakes to comply with [***]’s business procedures and operational rules for facsimile or electronic mail instructions which may be amended from time to time. The Intermediary acknowledges that [***] will only accept Documents from it under the terms herein and undertakes that it shall not and shall ensure that its Representatives shall not directly or indirectly cause, encourage or facilitate the Clients to fax or email any service forms or instructions (including the Documents) to [***] directly or do anything as a result of which the Clients fax or email any such forms or instructions to [***] directly.

4.17	The Intermediary warrants, undertakes and represents to [***] that (a) all insurance application forms of the Client submitted to [***] are signed by the Client (irrespective of his/her nationality, residence or citizenship) in Hong Kong and are procured from selling or soliciting activities conducted solely in Hong Kong; and (b) it will not solicit any business outside of Hong Kong for the purpose of performing this Agreement.

5.	Anti-Money Laundering Regulations

5.1	The Intermediary will comply with the requirements of the Anti-Money Laundering Regulations and will not do or omit to do anything that places or may place [***] in breach of the Anti-Money Laundering Regulations.

5.2	Without limiting its obligations under Clause 5.1, the Intermediary agrees to carry out customer due diligence measures on behalf of [***] and undertakes to obtain, verify, record and maintain evidences of the identity of all Clients, Policyholders, insureds and beneficial owners of Products issued in respect of Referral Business and the source of Premiums/fund/income/wealth for those Products in accordance with the Anti-Money Laundering Regulations and any additional requirements of [***] from time to time.

5.3	The Intermediary will immediately after it has carried out the customer due diligence measures on behalf of [***] provide [***] with data or information that the Intermediary has obtained in the course of carrying out that measures and will provide without delay a copy of any documents, a record of the data or information and any related evidences that are obtained by the Intermediary in the course of carrying out that measures on behalf of [***] upon request and in circumstances where the Intermediary is about to cease trading or does not act as an intermediary for [***] anymore including without limitation upon the termination of this Agreement.

5.4	The Intermediary undertakes to keep all underlying customer due diligence information throughout the continuance of [***]’s business relationship with the Client and for at least six years beginning on the date on which the business relationship of the Client with [***] ends or until such time as may be specified by the relevant authority.

5.5	The Intermediary shall immediately notify [***] in writing if it:

(i)	fails to verify the identity of a Client, Policyholder, insured or beneficial owner of a Product or the source of Premiums/fund/income/wealth for that Product; or

(ii)	otherwise fails to comply with the Anti-Money Laundering Regulations.

5.6	The Parties agree that [***] shall be entitled to deal with Clients, Policyholders, insureds and beneficial owners of Products issued in respect of Referral Business on the basis that the Intermediary has complied with the Anti-Money Laundering Regulations and that [***] shall be entitled to rely on the certification of the identity of such Clients, Policyholders, insureds and beneficial owners and the source of Premiums/fund/income/wealth obtained by the Intermediary.

5.7	The Intermediary undertakes that it has adequate policies and procedures in place to prevent money laundering and terrorist financing and to comply with the Anti-Money Laundering Regulations. The Intermediary agrees that [***] has rights to review and to audit the Intermediary’s anti-money laundering and counter-terrorist financing policies and procedures.

5.8	The Intermediary agrees that [***] has rights to make enquiries concerning the Intermediary’s stature, eligibility and regulatory track record and the extent to which any group’s anti-money laundering and counter-terrorist financing standards are applied and audited. The Intermediary shall provide [***] with evidences in respect of the Intermediary’s full compliance with the Anti-Money Laundering Regulations as [***] may from time to time reasonably require.

6.	Data Privacy

6.1	The Intermediary undertakes to [***] to comply with all applicable data protection legislation in respect of the Referral Business including the Privacy Ordinance. This includes, without limitation, taking all practicable steps to ensure that:

(i)	the personal data of Clients, Policyholders, insureds and the beneficial owners of Products issued in respect of Referral Business is accurate and up to date and is protected against unauthorized or accidental access, processing, erase or other use according to Principle 4 of Schedule 1 in the Personal Data (Privacy) Ordinance (Cap 486) (the “Privacy Ordinance”);

(ii)	information is generally available according to Principle 5 of Schedule 1 in the Privacy Ordinance; and

(iii)	Clients, Policyholders, insureds and the beneficial owners of Products issued in respect of Referral Business have access to their personal data according to Principle 6 of Schedule 1 in the Privacy Ordinance.

6.2	The Intermediary will be responsible for obtaining on behalf of [***], the consent in accordance with the Privacy Ordinance for the collection and use of the personal data of all Clients, Policyholders, insureds and beneficial owners of Products issued in respect of Referral Business for the purposes set out in the proposal form for the relevant Product.

6.3	The Intermediary consents to collection and use by [***] of the Intermediary’s personal data, if any, and that of its Representatives, and the transfer of that personal data within the [***] Group both within and outside Hong Kong, for the purposes of the administration of this Agreement and the Referral Business including carrying out background and credit checks on the Intermediary and the Representatives.

7.	Commission

7.1	[***] shall, subject to the Intermediary performing its obligations under this Agreement, pay Commission to the Intermediary for Qualifying Policies in accordance with the provisions of this Clause 7 and the Commission Schedule that is subject to amendment by [***] from time to time.

7.2	Commission is payable in Hong Kong dollars unless otherwise agreed in writing by [***].

7.3	Commission will not be paid unless and until it totals more than HK$5,000.

7.4	Commission payments are inclusive of any applicable value added tax or other sales tax.

7.5	The Intermediary shall not be entitled to Commission, and shall forthwith repay to [***], on demand by [***], any Commission already paid to the Intermediary in respect of a Qualifying Policy if such Qualifying Policy is rescinded, cancelled (whether during cooling-off period or otherwise) or is void for any reason or Premiums for that Qualifying Policy are repaid or rebated or repayable to the Client for any reason.

7.6	[***] shall be entitled to require any Clawback to be:

(i)	set-off against any future amount payable to the Intermediary, including Commission, (but if that amount is insufficient the Intermediary will forthwith repay the balance of the Clawback to [***]); or

(ii)	repaid in full, without deduction or set-off, to [***] within 14 days of a written demand by [***] to the Intermediary.

7.7	If the Intermediary fails to pay any amount payable by it under this Agreement, including Clawback, [***] shall be entitled to charge the Intermediary interest on the overdue amount from the due date up to the date of actual payment, after as well as before judgment, at the rate of 1.5 per cent per annum above the Prime Rate (quoted by the Hong Kong Shanghai Banking Corporation Limited). Such interest shall accrue on a daily basis, shall be compounded quarterly and shall be payable by the Intermediary on demand.

7.8	The obligations of the Intermediary and the rights of [***] under Clauses 7.6 and 7.7 will survive the termination of this Agreement.

7.9	[***] may amend the Commission Schedule at any time at its entire discretion by giving a written notice to the Intermediary. In these circumstances, no consent from the Intermediary or written agreement of the Parties is required. The amended Commission Schedule will not affect the rate of Commission payable on Referral Business introduced prior to the effective date of the amended Commission Schedule.

7.10	The Intermediary will comply with all Applicable Laws and Regulations with regard to the receipt, disclosure and sharing of Commission and will not pay or rebate any of the Commission to the Client, Policyholder, insured, beneficiary or any third party.

7.11	The Commission Statement will, except in case of manifest error or any question of law, be conclusive evidence against the Intermediary.

7.12	[***] may, at its entire discretion, cease immediately to pay Commission, or any part thereof, in the event:

(i)	the Intermediary ceases to be the agent of the Client purchasing the Qualifying Policy;

(ii)	the Intermediary ceases to be an Authorized Insurance Broker;

(iii)	the Intermediary acts or fails to act in any way which is a breach of or inconsistent with the Intermediary’s duties to its Clients or its duties or obligations under this Agreement; or

(iv)	this Agreement is terminated by [***] other than under Clause 11.1 or by the Intermediary for any reason.

7.13	The Intermediary’s entitlement to Commission will be subject to the Intermediary’s compliance of the provisions of this Agreement in all respects and all Applicable Laws and Regulations without any act of fraud, mis-selling or misrepresentation in carrying out Referral Business.

7.14	The Intermediary shall on demand repay [***] Commission which the Intermediary is not entitled in accordance with the terms of this Agreement (including without limitation any Commission which the Intermediary is not entitled pursuant Clause 7.5 and 7.13).

8.	Warranties & Representations

8.1	The Intermediary warrants and represents to [***] that:

(i)	it is a limited liability company duly incorporated and validly existing under Hong Kong law;

(ii)	it is an Authorized Insurance Broker;

(iii)	it maintains, and will continue to maintain in full force and effect during the Term, all authorizations, registrations approvals, consents and licences required in connection with the entry into, performance, validity and enforceability of, and matters and transactions contemplated by, this Agreement;

(iv)	it is the holder of such authorizations, registrations, licences, permits and other authorities necessary for advising on and arranging Products on behalf of Clients;

(v)	it is not the subject of any regulatory or disciplinary proceeding or investigation in any country in which it carries on business;

(vi)	it has the written authority of the Client to refer the relevant Referral Business to [***].

9.	Indemnity

9.1	The Intermediary undertakes to indemnify and keep [***] and all other members of its Group and their respective directors, officers, agents and employees (with [***] entering into this Agreement on its own behalf and on behalf of all such persons so that they shall have the benefit of the Intermediary’s obligations under this Clause) indemnified from and against and in respect of all Losses which may be suffered or incurred by any of them arising directly or indirectly out of or in connection with any of the following events:

(i)	any breach or non-compliance with any of the terms of this Agreement by the Intermediary;

(ii)	the negligence or misconduct of the Intermediary or any of its Representatives in connection with the Referral Business; or

(iii)	[***] accepting Documents from the Intermediary under Clause 4 and acting thereon, whether or not the same are confirmed in writing by the Intermediary.

The provisions of this Clause 9 will survive the termination of this Agreement.

10.	Confidentiality

10.1	Each Party recognises that under this Agreement it may receive trade secrets and/or confidential or proprietary information belonging to the other. Subject to the exclusions detailed in Clause 10.3, all such information which is designated as confidential or which is otherwise confidential in nature (and which includes, in the case of the Intermediary, the terms of this Agreement including details of the Commission) constitutes “Confidential Information”.

10.2	Each Party agrees not to divulge Confidential Information belonging to the other to any third party.

10.3	The following shall not be Confidential Information for the purposes of this Clause:

(i)	information which is in, or which comes into, the public domain otherwise than by reason of a breach of this Agreement or of any other duty of confidentiality relating to that information;

(ii)	information obtained from a third party without that third party being under an obligation (express or implied) to keep the information confidential;

(iii)	information which is lawfully in the possession of the other Party before the date of this Agreement and in respect of which that Party is not under an existing obligation of confidentiality.

10.4	Each Party shall be permitted to disclose Confidential Information to the extent that it is required to do so:

(i)	to enable the disclosing party to perform its obligations under this Agreement; or

(ii)	by any applicable law or by a court, arbitral or administrative tribunal in the course of proceedings before it; or

(iii)	by any regulatory body (including any investment exchange) acting in the course of proceedings before it or any regulatory body (including any investment exchange) acting in the course of its duties, or

(iv)	in order to give proper instructions to any professional adviser of that Party who also has an obligation to keep any such Confidential Information confidential;

10.5	Each Party shall be permitted to disclose Confidential Information to the extent that disclosure is authorised in writing by the other Party which authorisation shall not be unreasonably withheld or delayed.

10.6	The Parties acknowledge and agree that any breach by a Party of Clause 10.2 will cause the other Party irreparable harm for which it would have no adequate remedy at law. The Parties agree that, in the event of any actual or threatened breach by a Party or its employees or representatives of its confidentiality obligations, the other Party will have the right to seek and obtain immediate injunctive relief in addition to any other right it may have under this Agreement or at law, to prohibit any violation or such obligations.

10.7	The Parties shall ensure that their respective directors, officer, employees and agents comply with the provisions of this Clause 10.

10.8	The provisions of this Clause 10 will survive the termination of this Agreement for a period of 2 years or, in respect of any particular item of Confidential Information, until such earlier time as that item of Confidential Information reaches the public domain otherwise than by reason of a breach of this Agreement or of any other duty of confidentiality relating to that information.

11.	Termination & Effects of Termination

11.1	Either Party may terminate this Agreement by giving to the other not less than 30 days’ prior written notice or other period as agreed between parties from time to time.

11.2	[***] may terminate this Agreement with immediate effect from service on the Intermediary by written notice, if the Intermediary:

(i)	ceases to be an Authorized Insurance Broker or otherwise ceases to maintain any licence, permit or authorization necessary for it to carry on its business;

(ii)	is in breach of any material obligation under this Agreement and, if the breach is capable of remedy, fails to remedy such breach within 14 days of receipt of notice from [***] so to do; or

(iii)	enters into any composition or arrangement with its creditors, has a receiver, a receiver and manager or an administrator appointed to it or is the subject of any resolution or petition for winding up (other than for the purpose of amalgamation or reconstruction while solvent), is dissolved or becomes bankrupt or ceases, or threatens to cease, to carry on business or is unable to pay its debts within the meaning of any applicable legislation relating to insolvency or bankruptcy.

11.3	On termination of this Agreement the Intermediary will immediately return to [***] all materials and documents in the Intermediary’s possession that have been provided to the Intermediary by [***] including all Product Information.

11.4	Termination of this Agreement howsoever caused shall:

(i)	be without prejudice to any obligations or rights of either of the Parties accrued prior to such termination; and

(ii)	not affect any provision of this Agreement which is expressly or by implication intended to come into effect on, or to continue in effect after such termination.

12.	Assignment

12.1	Neither Party may assign any benefit or obligation arising under this Agreement, without the prior written consent of the other Party.

12.2	Notwithstanding Clause 12.1, [***] may without the prior written consent of the Intermediary:

(i)	assign or charge the benefit this Agreement as a whole to a bank or other financial institution as security for its borrowings or the borrowings of its Group;

(ii)	assign the benefit and burden of this Agreement as a whole to any other member of its Group.

12.3	Any purported assignment that does not comply with the terms of this Clause 12 shall, as between the Parties be null and void.

13.	General Provisions

13.1	Waiver

Any failure to exercise or any delay in exercising a right or remedy provided by this Agreement or at law or in equity shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies. A waiver of a breach of any of the terms of this Agreement or of a default under this Agreement shall not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement.

13.2	Remedies

The rights and remedies provided by this Agreement are cumulative and (subject as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided at law or in equity.

13.3	Variation

Subject to Clause 7.9, this Agreement may be varied by:

(i)	written agreement of the Parties; or

(ii)	written notification by [***] to the Intermediary provided [***] gives not less than 28 days’ notice of such variation and without prejudice to any accrued rights and liabilities of the Intermediary prior to such variation; or

(iii)	written notification by [***] on less than 28 days’ notice if, in [***]’s opinion, changes in legislation or rules of any relevant regulatory authority require it in which case [***] will give notice of the variation as soon as reasonably practicable.

13.4	Severance

If any or administrative body of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect, If any such provision would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

13.5	Set-Off

[***] shall be entitled but not obliged at any time or times by giving written notice to the Intermediary to set off any liability of any Intermediary Group Company to any [***] Group Company against any Commission payable to the Intermediary. Any exercise by [***] of its rights under this Clause shall be without prejudice to any other rights or remedies available to [***] under this Agreement or otherwise.

13.6	Entire Agreement

This Agreement, constitutes the entire agreement and understanding between the Parties in respect of the matters dealt with in it and supersedes, cancels and nullifies any previous written or oral agreement between the Parties relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination. The Intermediary and [***] acknowledges and agrees that in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether a Party or not) other than as expressly set out in this Agreement

13.7	Non-Exclusive

This Agreement is not and shall not be deemed to be exclusive and the Parties are free to enter into similar agreements with other parties.

13.8	No Partnership or Agency

Nothing in this Agreement is intended to create a partnership or joint venture of any kind or relationship of employer/employee between the Parties or to authorise either Party to act as agent for the other.

14.	Notices & Electronic Communications

14.1	Any notice given under or in relation to this Agreement shall be in writing and signed by or on behalf of the Party giving it and may be delivered personally or by prepaid first class post or fax and in the case of post will be deemed to have been given 2 working days after the date of posting and in the case of fax at the time of transmission. Notices shall be delivered or sent to the addresses or fax number of the Parties set out in Clause 14.2 or to any other address or fax number in both cases in Hong Kong notified in writing by the relevant Party to the other for the purpose of receiving communications and notices after the date of this Agreement. Each Party may specify by notice to the other a particular individual or office holder to whom any communications to it and notices served on it are to be addressed in which event a notice shall not be validly given unless so addressed.

14.2	Subject to Clause 14.3, all communications in respect of this Agreement will be sent to the Parties as follows:

(i)	[***]:

Address	: [***]

Tel	: [***]

Fax	: [***]

Attention	: [***]

(ii)	the Intermediary

Address	: Room 1901, Wing Kwok Centre, 182 Woosung Street, Jordan, Kowloon, Hong Kong

Tel	: 2346 1977

Fax	3020 6137

Attention	: Lee Kwan Keung

14.3	[***] shall be entitled to communicate with the Intermediary electronically to any email address provided by the Intermediary and to send or supply documents and information including Product Information and the Commission Statement to the Intermediary in electronic form and via [***]’s website. The Intermediary’s use of [***]’s web-site will also be governed by the terms and conditions of use of that web-site.

15.	Interpretation

15.1	In this Agreement (which expression includes the recitals, the Commission Schedule) reference to:

(i)	one gender include all other genders and to the singular includes the plural and vice versa;

(ii)	persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having a separate legal personality;

(iii)	a Party includes the Party’s executors, administrators, successors and permitted assigns; and

(iv)	Clauses, recitals, the Commission Schedule are to clauses of and the recitals and schedule(s) to this Agreement;

(v)	the word ‘including” or “include” and similar expressions are to be construed without limitation; and

(vi)	ordinances are to the Laws of Hong Kong and any ordinance or statutory provisions include a reference to that ordinance or statutory provision as amended, extended, consolidated, modified or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant ordinance or statutory provision.

15.2	The headings in this Agreement are used for convenience only and shall not affect its construction.

15.3	In this Agreement the expressions “subsidiary” and “holding company” shall have the meaning given to them by sections 13, 14 and 15 of the Companies Ordinance (Cap. 622).

16.	Governing Law & Jurisdiction

16.1	This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

16.2	Each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Hong Kong over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement.

17.	[***]

17.1	During the Term, [***] will provide the Intermediary located within the Asia Pacific Region with an access right to the [***] (the “[***]’’) on a non-exclusive basis.

17.2	The Intermediary warrants, undertakes and represents to [***] that: -

(i)	it will authorize access to the [***] and the information contained within only to its active employees who are located in the Asia Pacific Region and have a legitimate need to know the information contained within the [***] in order to provide and maintain the Product or the related customer services to the Client (the “Authorized Employees”).

(ii)	it and the Authorized Employees will use the [***] only in relation to (a) [***]’s clients, prospects or potential clients; and (b) the selling, promoting and/or dealing with the Products.

(iii)	it and the Authorized Employees will not use the [***] and the information contained within the [***] improperly, illegally or beyond the authorization of [***];

(iv)	it and the Authorized Employees will maintain the confidentiality of their password(s) assigned for the [***] and will not reveal such password(s) to any third party or unauthorized person. It will immediately notify [***] of any known or suspected (a) unauthorized use of the Intermediary’s or the Authorized Employees’ account and/or password or the [***]; or (b) breach of security, including loss, theft, or unauthorized disclosure of the password(s) of the Intermediary and the Authorized Employees.

(v)	it and the Authorized Employees will not (a) release, disclose or transfer to any third party, except the data subject, any information or data contained within the [***] of any purpose; (b) reproduce, transmit or store in a retrieval system, in any format or by any means, electronic, mechanical, photocopying, recording, or otherwise, the information or data contained within the [***] without the prior written permission of [***]; and (c) use the information or data contained within the [***] in any manner other than in the normal course of distribution activities in furtherance of the interest of the relationship between [***], the Intermediary and its clients. It and the Authorized Employees will return and/or destroy all information, data or material collected from the [***] forthwith upon demand by [***] or at the termination of this Agreement and if requested by [***], produce evidence of compliance with this Clause 17.2(v) to the satisfaction of [***].

(vi)	it has policies and practices on information technology security and data privacy in place to keep the [***] and the information contained within secure and confidential and to protect them from loss and unauthorized or accidental access and processing. It maintains physical, electronic, and procedural safeguards to protect the [***] and the information contained within;

(vii)	it and the Authorized Employees will comply with (a) any guidelines, rules, policies, manuals, in whatsoever form, in relation to the [***] that are given and/or amended by [***] from time to time, including without limitation, the [***] - Terms of Use and the Business Oriented Support System (B.O.S.S.) for IFA User Guide; and (b) any internal policies and practices of the Intermediary on information technology security and data privacy including those mentioned in Clause 17.2(vi);

(viii)	it and the Authorized Employees will be responsible for regularly reviewing the guidelines, rules, policy, manual in relation to the [***] (including any amendments made by [***]) and the Intermediary’s internal policies and practices on information technology security and data privacy mentioned in Clause 17.2(vii);

(ix)	it and the Authorized Employees will respect the intellectual property rights of [***] and the suppliers of [***] that contribute to the provision of [***] (the “Suppliers”) and will not use the [***] (including without limitation the fund price enquiry service, fund switching service, investment research and analysis service) in any way that might infringe the propriety interests of [***] and/or the Suppliers;

(x)	it will cooperate with and assist [***] on [***]’s system audits or compliance reviews in relation to the use of the [***] by the Intermediary and the Authorized Employees. It will forthwith submit reports and give undertakings to [***] in this regard at the Intermediary’s own cost upon demand;

(xi)	it will observe all applicable laws or regulations in Hong Kong and in the jurisdiction that it carries out its business in relation to the use of the [***], including but not limited to data protection legislation, intellectual property legislation and the obligations of not divulging to any third party, except the data subject, any confidential information (including without limitation any Client’s personal data) or proprietary information belonging to [***] or the Suppliers;

(xii)	it and the Authorized Employees will, where the information obtained from the [***] is: (a) personal data, comply with the Intermediary’s obligations under Clause 6; and (b) Confidential Information, comply the Intermediary’s obligations under Clause 10; and

(xiii)	it will, in addition to the indemnity given under Clause 9, indemnify and keep [***] and all other members of [***] group and their respective directors, officers, agents and employees indemnified from and against and in respect of all losses, damages, liabilities, claims, costs and expenses which may be suffered or incurred by any of them arising directly or indirectly out of or in connection with the use or misuse of [***] by the Intermediary and/or any Authorized Employees, including without limitation, any breach or non-compliance with (a) this Clause 17; or (b) any [***]’s guidelines, rules, policies, manuals, in whatsoever form, in relation to the [***]; or (c) the applicable laws or regulations in Hong Kong and in the jurisdiction that the Intermediary carries out its business in relation to the use of the [***].

17.3	Where this Clause 17 makes references to obligations of, or restrictions on, the Authorized Employees, the Intermediary is at ail times responsible for each Authorized Employee’s compliance with those obligations and restrictions. The Intermediary will use its best endeavors to procure each Authorized Employee complies and acts in accordance with those obligations and restrictions.

17.4	Both Parties recognize that all information, data, material and analysis provided by the [***] (including without limitation the fund price enquiry service, fund switching service, investment research and analysis service) should be used for reference purposes only. [***] makes no guarantee that all information, analysis and the underlying assumption(s) on which any analysis is based on will be accurate, complete and current at all times. All such information, data, material, analysis and the underlying assumption(s) are subject to modification from time to time without notice or cause and should not be taken as advice of any kind.

17.5	[***], all other members of [***] group and their respective directors, officers, agents and employees and the Suppliers make no representations or warranty about the suitability, reliability, availability, timeliness, lack of viruses or other harmful components, compatibility with the Intermediary’s, the Authorized Employees’ or any other equipment/system used to login to the [***] and accuracy of the information, data, material and service contained within the [***] for any purpose. All such information, data, material and service are provided “as is” without warranty of any kind and are to be used at the Intermediary’s and the Authorized Employees’ own risk. [***], all other members of [***] group and their respective directors, officers, agents and employees and the Suppliers disclaim ail warranties and conditions with regard to all such information, data, material, service provided by the [***] including all implied warranties and conditions of merchantability, fitness for a particular purpose, workmanlike effort, title and non-infringement.

17.6	The Intermediary and the Authorized Employees specifically agree that [***] shall not be responsible for any unauthorized access to, or alternation of, the Intermediary’s and the Authorized Employees’ transmission or data, any material or data sent or received or not sent or received, or any transactions entered into through the [***]. The Intermediary and the Authorized Employees specifically agree that [***] is not responsible or liable for (a) any threatening, defamatory, obscene, offensive or illegal content of the [***]; or (b) any conduct of any other party or any infringement of another’s rights, including intellectual property rights; or (c) any content sent using and/or included in the [***] by any third party.

17.7	The Intermediary agrees and accepts that its use of the [***] is at its sole risk and will not claim against [***], all other members of [***] group and their respective directors, officers, agents and employees, and the Suppliers for compensations for any losses, damages, liabilities, claims, costs and expenses that may be suffered or incurred by the Intermediary arising directly or indirectly out of or in connection with the use of [***] by the Intermediary and/or the Authorized Employees. In no event shall [***] and/or the Suppliers be liable for any direct, indirect, punitive, incidental, special, consequential damages or any damages whatsoever including, without limitation, damages for loss of use, data or profits, arising out or in any way connected with the use or performance of the WA Portal, with the delay or inability to use the [***] or related services, the provision of or failure to provide services, or for any information, services through the [***], or otherwise arising out of the use of the [***], whether based on contract, tort, negligence, strict liability or otherwise, even if [***] or the Suppliers has been advised of the possibility of damage. For the avoidance of any doubt, [***] and the Suppliers have no responsibility or liability to the Intermediary, the Authorized Employees or any third party in any aspects as to the use or misuse of the [***] and the information contained within by the Intermediary and the Authorized Employees. It the Intermediary is, or the Authorized Employees are, dissatisfied with any services provided by the [***] or with any of the terms of use in relation to the [***], without prejudice to the accrued rights or liabilities of either Party under this Agreement, the sole and exclusive remedy of the Intermediary or the Authorized Employees is to discontinue using the [***].

17.8	The Intermediary agrees to (i) ensure and to use its best endeavors to monitor the compliance of itself and the Authorized Employees with this Clause 17, any [***]’s guidelines, rules, policies, manuals, in whatsoever form, in relation to the [***] and the applicable laws or regulations in Hong Kong and in the jurisdiction that the Intermediary carries out its business in relation to the use of the [***]; and (ii) give [***] undertakings of any kind in this regard upon demand. If the Intermediary becomes aware of any breach or non-compliance with (a) this Clause 17; or (b) any [***]’s guidelines, rules, policies, manuals, in whatsoever form, in relation to the [***]; or (c) the applicable laws or regulations in Hong Kong and in the jurisdiction that the Intermediary carries out its business in relation to the use of the WA Portal by itself and/or the Authorized Employees, the Intermediary agrees to take prompt remedial action and report the incidents to [***] forthwith.

17.9	Both Parties agree that [***] has rights to verify the Intermediary’s and the Authorized Employees’ compliance with this Agreement relating to the use of the [***] at all sites and for all environments in which the Intermediary and the Authorized Employees use the [***] for any purpose. [***] may use an independent auditor or [***]’s internal audit/compliance staff to assist with such verification. The Intermediary agrees to create, retain, and provide to [***] and its external or internal auditors or compliance staff written records and information of any kind sufficient to provide auditable verification that use of the [***] complies with this Agreement. [***] will notify the Intermediary in writing if any such verification indicates that the Intermediary is, and/or the Authorized Employees are, not in compliance with this Agreement.

17.10	[***] reserves the right to terminate or limit or suspend the Intermediary’s and/or the Authorized Employees’ access right to the [***] and/or the availability of the [***] or the related service, in its sole and absolute discretion, at any time without notice and cause. Upon the termination or suspension of the intermediary’s and/or the Authorized Employees’ access right to the [***], [***] shall have no obligation to maintain any content or to forward any unread or unsent messages contained in the [***] to the Intermediary or the Authorized Employees or any third party.

17.11	[***] reserves the right to release current or past or future [***] user information of the Intermediary and the Authorized Employees if [***] believes that the Intermediary’s [***] account is being used to commit unlawful acts or the information contained within the [***] is subpoenaed and/or [***] deems it necessary and/or appropriate and such release of information is deemed to be a permitted disclosure set out in Clauses 10.4(ii) and 10.4(iii) and does not constitute a breach of [***]’s obligation in relation to confidentiality under Clause 10.2.

17.12	This Clause 17, except Clause 17.1, will survive the termination of this Agreement for a period of 2 years.

18.	Compliance with Anti-Corruption Laws

18.1	The Parties to this Agreement shall not commit, authorize or permit any action which would cause the Parties and/or the Parties’ affiliates to be in violation of any applicable anti-bribery laws or regulations. This obligation applies in particular to illegitimate payments to government officials, representatives of public authorities or their associates, families or close friends.

18.2	Each Party agrees that it will neither offer or give, or agree to give, to any employee, representative or third party acting on behalf of the other Party nor accept, or agree to accept from any employee, representative or third party acting on behalf of the other Party, any gift or benefit, be it monetary or other, that the recipient is not legally entitled to with regard to the negotiation, conclusion or performance of this Agreement.

18.3	To the extent permitted by law, the Parties shall promptly notify each other, if they become aware of or have specific suspicion of any corruption with regard to the negotiation, conclusion or performance of this Agreement.

18.4	In case any prohibited payments or gifts are made by one Party as stated above, or if the other Party has reasonable cause to believe that such payments or gifts have been or are being made, subject to Clause 11, the other Party may terminate this Agreement with immediate effect.

19.	Rights of Third Parties

19.1	A person who is not a party to this Agreement has no right to enforce any terms of this Agreement. The Contracts (Rights of Third Parties) Ordinance does not apply to this Agreement.

IN WITNESS WHEREOF the authorized representatives of the respective Parties have signed this Agreement the day and year first above written.

SIGNED by [***]	Chief Partnership Distribution Officer
for and on behalf of
[***]	/s/ [***]
in the presence of:

SIGNED by [***] for and on behalf of YeeTah Insurance Consultant Limited in the presence of:
Chief Executive
Lee Kwan Keung